SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K/A

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          May 31, 2013
                           Date of Report
                 (Date of Earliest Event Reported)

                      WHOOPASS POKER CORPORATION
          (Exact Name of Registrant as Specified in its Charter)


Delaware                      000-54724                    00-0000000
(State or other        (Commission File Number)         (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                 8880 West Sunset Road, 3rd Floor
                    Las Vegas, Nevada 89148
               (Address of Principal Executive Offices)

                           909 297 0479
                  (Registrant's Telephone Number)

ITEM 4.02  Non-Reliance on Previously Issued Financial Statements

	On May 28, 2013, the Annual Report on Form 10-K for the year ended December 31, 2012 containing incomplete financial statements for the period from April 23, 2012 (inception) to December 31, 2012, was filed with the Securities and Exchange Commission.

        It came to the Company's attention on May 31, 2013 that this Report was filed by the Company's filing agent in error and prior to its completion. The Report was in draft form and did not contain final financial statements nor did it contain an auditor's report. The Company's authorized officer, its president, discussed this erroreous filing with the Company's auditors.

        The officers do not believe that there is any effect of the filing error on the adequacy of any disclosures regarding internal controls over financial reporting and disclosure controls and procedures as of the end of the period covered by the Report (December 31, 2012) nor any effect on the current evaluation of disclosure controls and procedures for the quarter ended March 31, 2013 as the error was that of the filing agent who misunderstood and believed that the Report had been approved for filing. It had not.

        The financial statements contained in that Report should not be relied upon. The Company intends to file an amended Form 10-K for the year ended December 31, 2012.



                    SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.




Date: June  25, 2013		/s/ Donald W. Hohman, Sr.
                                    President